Exhibit 15.1

Jiangsu Taikun Law Firm

4/F, Building C, Shi Mao Cheng Pin International Plaza, 62 An De Men Street,
Nanjing 210002, P. R. China

EMAIL:wanglei_19770721@qq.com

Re: C onsent Letter on Oriental Culture Holding, LTD. Form 20-F

We act as the PRC counsel to Oriental Culture Holding, LTD.(the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the Company’s annual report on Form 20-F.

We hereby consent to the use of our firm’s name and summaries of our firm’s opinions under the headings of “ITEM 3. Key Information”, “ITEM 4. Information On The Company” and “ITEM 19 Exhibits” - Exhibit No.15.1 in the annual report on Form 20-F of the Company for the year ended December 31, 2021 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 2, 2022 (the “Form 20-F”).

We also hereby consent to the filing of this consent letter as an exhibit to the Form 20-F.

In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulation promulgated thereunder.

Sincerely yours,

/s/ Jiangsu Taikun Law Firm
May 2, 2022